ASSET TRANSFER AND ASSIGNMENT AGREEMENT

THIS Agreement entered into on this 4th day of April, 2014 to be effective as of the 10 day of October, 2013 (the “Effective Date”), by and between TRADITION STUDIOS IP ACQUISITION, LLC, a Delaware limited liability company (the “Transferor”) and PULSE ENTERTAINMENT CORP, a Delaware corporation (the “Transferee”).

Background

In an effort to accommodate the future investors in the business of the Transferor, who would require as a condition of their investment that the business be taxed as a C corporation, the Transferor caused the Transferee to be formed and then transferred its entire business as a going concern to the Transferee on the Effective Date in a transaction intended to qualify under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

Agreement

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, the receipt and sufficiency of which are acknowledged by each Party hereto, the Parties hereto, intending to be legally bound, hereby covenant and agree with each other as follows.

ARTICLE ONE
INTERPRETATION

1.1 Definitions. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them in this Section 1.01:

(a) Agreement - “Agreement” means this Asset Transfer and Assignment Agreement and all instruments supplemental hereto or in amendment or confirmation hereof;

(b) Assets - “Assets” means any and all assets of the transferor existing on the date of this agreement, including, without limitation, (1) cash, (2) securities, notes or other obligations of third-parties to pay money, (3) all rights pursuant to any executed contract, (4) any copyright, trademark, trade dress, patents, digital animation rights, trade secrets, or other intellectual property rights, (5) all websites and domain names, (6) all trade secrets, confidential information,

(7) business plans, strategies, and customer lists, and (8) any other asset that is or may become necessary of helpful to the operation of Transferor’s business.

(c) Tax - “Tax” shall mean any net income, alternative or add on minimum tax, advance corporation, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, withholding, payroll, employment, excise, stamp or occupation tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty imposed by any governmental authority with respect thereto, and any liability for such amounts as a result either of being a member of an affiliated group or of a contractual obligation to indemnify any other entity.

1.2 Gender and Number. In this Agreement, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.3 Entire Agreement. This Agreement together with the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and therein. No supplement, modification or amendment to this Agreement and no waiver of any provision of this Agreement shall be binding on any Party unless executed by such Party in writing. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.4 Article and Section Headings. Article and Section headings contained herein are included solely for convenience, are not intended to be full or accurate descriptions of the content thereof and shall not be considered part of this Agreement.

1.06 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and the federal laws of the United States applicable therein and shall be treated, in all respects, as a Florida contract.

ARTICLE TWO
TRANSFER OF ASSETS

2.01 Transfer of Assets. Transferor hereby transfers, assigns, delivers and set over all of its rights, title and interests in the Assets to the Transferee effective as of the Effective Date. Transferor has obtained consents of third parties which are necessary for the assignment of the Assets.

2.03 Further Assurances - On or after the Effective Date and without further consideration, at Transferee’s reasonable request, Transferor will execute and deliver further instruments of conveyance, assignment and transfer and will take, or cause to be taken, other actions as is reasonably required to carry out the effective conveyance, assignment and transfer to Transferee of any of the Assets. Transferee shall reimburse Transferor for any reasonable expenses he incurs in response to such requests.

ARTICLE THREE
ASSUMPTION OF LIABILITIES

3.0 Assumption of Liabilities. Transferee hereby agrees to assume any and all liabilities of the Transferor and to perform any and all contracts of the Transferor.

ARTICLE FOUR
TRANSFER OF STOCK

4.0 Transfer of Stock. Transferee has issued to Transferor, effective as of the Effective Date, 6,500,000 shares of common stock of the Transferee.

ARTICLE FIVE
REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Transferor. The Transferor represents and warrants to the Transferee that, to the best of Transferor’s knowledge, on the date hereof and as of the Closing Date: (i) Transferor has no outstanding liabilities; (ii) Transferor has not failed to perform its obligations when due, and (iii) Transferor has all necessary power, authority and capacity to enter into this Agreement and to perform his obligations hereunder and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

5.2 Representations and Warranties of the Transferee. The Transferee hereby represents and warrants to the Transferor that, to the best of Transferee’s knowledge, on the date hereof and as of the Closing Date: (i) the Transferee is a Corporation organized and validly existing and in good standing under the laws of the state of Delaware; and (ii) the Transferee has all necessary power, authority and capacity to enter into this Agreement and to perform its obligations hereunder and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Transferee.

ARTICLE SIX
MISCELLANEOUS

6.01 Complete Agreement. This Agreement and the instruments to be delivered hereunder constitute the complete and exclusive agreement between the parties. and they supersede all prior written and oral statements or agreements. Except as expressly provided otherwise herein, this Agreement may not be amended without the written consent of the parties hereto. Oral agreements which purport to amend this Agreement shall not be enforceable.

6.2. Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the laws of the State of Florida, without regard to conflict of laws rules.

6.3. Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit or describe the scope of this Agreement or the intent of the provisions hereof.

6.4. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and, as applicable, their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

6.5. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

6.6. Counterparts; Signatures Transmitted by Facsimile. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. For evidentiary purposes, signatures transmitted by facsimile will have the same effect as original signatures.

6.07 Tax Treatment. The parties hereto intend for the transactions contemplated by this Agreement to qualify as a tax-free contribution to a corporation under Section 351 of the Code.

IN WITNESS WHEREOF the Parties have duly executed this Agreement effective on the date first set forth at the beginning hereof.

TRANSFEROR:

TRADITION STUDIOS IP ACQUISITION, LLC

By:	/s/ John Textor
John Textor, Manager

TRANSFEREE:
PULSE ENTERTAINMENT CORP

By:	/s/ John Textor
John Textor, Executive Chairman